[HOLTZ LETTERHEAD]                                                      EX-23.1

                          Long Island: 125 Baylis Road, Melville, NY 11747-3823
                          Tel: 631.752.7400 Fax: 631.752.1742
                          www.hrrllp.com


                          New York City: 1430 Broadway, New York, NY 10018-3308
                          Tel: 212.697.6900 Fax: 212.490.1412




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated February 14, 2007 in this Amendment Number 2 to Registration Statement No. 0-52338 on Form 10-SB for SLM Holdings, Inc.



/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP

Melville, New York
March 2, 2007